                                                               Exhibit Number 23



                          Independent Auditors' Consent
                          -----------------------------


Retirement Administrative Committee
Butler Manufacturing Company:

We consent to the incorporation by reference in the Registration Statements (No. 33-144642, 2-63830, 2-55753, 333-02285, 333-02557, 333-52338, and 333-86724) on
Form S-8 of Butler Manufacturing Company of our report dated June 14, 2002, relating to the statement of net assets available for benefits of the Birmingham Hourly Employee Savings Trust Plan as of December 31, 2001, and the related statement of changes in net assets available for benefits for the year then ended.

/s/ KPMG LLP



Kansas City, Missouri
June 28, 2002